Exhibit 10.1
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the “Agreement”) is entered into as of June 24, 2008, by and between IMAGE ENTERTAINMENT, INC. (“Image”), on the one hand, and CT1 HOLDINGS, LLC (“CT1”); CAPITOL FILMS US, LLC (“Capitol”); THINKFILM, LLC (“ThinkFilm”); BTP ACQUISITION COMPANY, LLC (“BTP”); IEAC, INC. (“Merger Sub”); R2D2, LLC (“R2D2”); and DAVID BERGSTEIN (collectively, the “CT1 Parties”), on the other hand. The parties to this Agreement will collectively be referred to as the “Parties.”
R E C I T A L S:
On March 29, 2007, Image entered into an Agreement and Plan of Merger with BTP and Merger Sub pursuant to which BTP would acquire all of the shares of Image common stock.
Also on March 29, 2007, Image entered into a Guarantee Agreement (the “Guarantee”) with CT1 and R2D2, pursuant to which CT1 and R2D2 guaranteed the prompt payment to Image of a “Business Interruption Fee” of $4.2 million if and when payable under the merger agreement.
On June 27, 2007, Image entered into an Amended and Restated Agreement and Plan of Merger with BTP and Merger Sub (the “Merger Agreement”), pursuant to which BTP would acquire a majority of the shares of Image. The Merger Agreement again provided that BTP would pay to Image a “Business Interruption Fee” of $4.2 million, upon termination of the Merger Agreement under certain circumstances. The Guarantee, by its terms, applied to the amended and restated Merger Agreement.
On December 7, 2007, in connection with an extension of the closing date for the merger, BTP agreed to deposit (and later did deposit) $2 million into a trust account held by Manatt, Phelps & Phillips, LLP (“Manatt”) for the benefit of Image, to cover a portion of the Business Interruption Fee.
Also as of December 7, 2007, Image and CT1 entered into an Output Distribution Agreement (the “Output Agreement”) respecting certain distribution rights to the programming of ThinkFilm and Capitol Films.
On December 14, 2007, Image and CT1 amended the Output Agreement to add * and * to such agreement.

*	This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

On January 14, 2008, in connection with a further extension of the closing date for the merger, BTP agreed to deposit (and later did deposit) an additional $1 million into the trust account held by Manatt for the benefit of Image, to cover an additional portion of the Business Interruption Fee. The total $3 million deposited by BTP into the trust account held by Manatt for the benefit of Image (the “Escrowed Monies”) are currently still being held by Manatt.
On January 24, 2008, Image filed a lawsuit in the Los Angeles Superior Court (case number LASC BC 384278) for breach of contract and declaratory relief against CT1; BTP; Capitol; and ThinkFilm, arising out of an alleged anticipatory breach of the Original Output Agreement (the “LASC Action”).
On January 25, 2008 CT1 purported to terminate the Original Output Agreement.
At various times, Image and BTP gave notice of the termination the Merger Agreement.
On February 6, 2008, Image filed a Demand for Arbitration in front of JAMS against CT1 Holdings, LLC, Capitol Films, LLC, and ThinkFilm for declaratory relief and breach of contract seeking, among other relief, a judicial declaration that the Original Output Agreement remains in full force and effect. On February 20, 2008, Image filed an Amended Demand for Arbitration in front of JAMS, alleging additional claims and adding David Bergstein as a party respondent. The Demand for Arbitration and Amended Demand for Arbitration shall collectively be referred to as the “JAMS Action.”
As of February 7, 2008, Image and CT1 entered into an Interim Distribution Agreement (as subsequently amended to extend the expiry date, the “Interim Agreement”) with respect to the distribution by Image of certain ThinkFilm and Capitol Films’ programming.
On February 11, 2008, Image filed a lawsuit in the Court of Chancery of the State of Delaware, C.A. No. 3536-VCN, entitled Image Entertainment, Inc. v. BTP Acquisition Company, et al., alleging breach of the Merger Agreement as against BTP and Merger Sub and breach of the Guarantee as against CT1 and R2D2 (the “Delaware Action”).
On or about March 17, 2008, CT1, Capitol, Think and BTP filed a cross-complaint against Image in the LASC Action.
On March 28, 2008, BTP, Merger Sub and CT1 filed counterclaims against Image in the Delaware Action.
On June 4, 2008, the Court in the LASC Action granted Image’s motion to compel arbitration of the LASC Action.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, The Parties agree as follows:
TERMS OF AGREEMENT
1. Merger Termination; Output Distribution Agreement Novation.
1.1 The termination of the Merger Agreement (“Merger Termination”) is hereby acknowledged, the Merger Agreement shall be null and void and there shall be no liability or obligation on the part of any of the Parties thereto or their respective representatives.
1.2 The Output Agreement and Interim Agreement are being amended by the parties concurrently herewith (the “Distribution Agreement Novation”) which shall govern the terms of distribution by Image under the Output Agreement and Interim Agreement.
1.3 The parties hereby understand, acknowledge and agree that the stand-alone agreements for the programs: *, *, *, *, * and * (which shall shortly be executed between the Parties) shall remain in full force and effect in accordance with their respective terms and are not subject to or covered by this Agreement.
2. Merger Termination Payment. As a full and final settlement of the Parties’ disputes with respect to the Merger Agreement and the Merger Termination, subject to the execution of this Agreement by all Parties, the Parties jointly authorize and direct the release of the Escrowed Monies as follows: Two million dollars ($2,000,000) payable to Image (the “Image Retained Funds”) and the balance of one million dollars ($1,000,000), plus all accrued interest on the Escrowed Monies (the “BTP Funds”) to BTP. The Parties further agree that Image and BTP will execute, and deliver to Manatt, Joint Instructions in the form attached hereto as Exhibit 1. In the event that further instructions to Manatt are deemed required and are unsigned by either Image or BTP, a fully-executed copy of this Agreement, signed by all Parties, shall be deemed sufficient binding authorization to Manatt to release the Escrow Monies in the manner set forth herein.
3. Dismissal.
Immediately following the execution of this Agreement by each Party and the release of the Escrowed Monies as indicated above, the Parties shall cause to be filed Requests for Dismissals of the LASC Action, the Delaware Action and JAMS Action (including all cross-complaints and/or counterclaims), in proper form for each tribunal and as mutually approved by counsel for all Parties, such dismissals being effected with prejudice. The Parties shall effect such actions without delay.

*	This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

3. Mutual Releases.
Except as to the rights and obligations created by this Agreement, and in consideration of the terms and provisions of this Agreement and the promises referenced herein, Image, on the one hand, and the CT1 Parties, on the other, shall and hereby do forever relieve, release and discharge each other and, without limitation, their respective present, former and future representatives, including without limitation, predecessors, successors, affiliates, members, managers, partners, officers, directors, shareholders, attorneys, parent and subsidiary corporations and entities, the officers, directors, employees, agents, and shareholders of each of them, and each of them, from any and all claims, cross-claims, counterclaims, demands, debts, liabilities, obligations, promises, acts, agreements, costs, offsets, expenses, damages, actions and causes of action of whatever kind or nature, whether known or unknown, suspected or unsuspected which exist, or have existed at any time up to and including the date hereof, including, without limitation, any claims arising out of or in connection with the Merger Agreement, the Merger Termination, the Guarantee, the Support Agreements, the Original Output Agreement, the Interim Agreement and all claims alleged in the LASC Action, the Delaware Action and JAMS Action, or which could have been asserted as cross-claims or counterclaims in those actions.
The Parties acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to any release herein made, and agree that every release herein made is now and will remain effective notwithstanding such different or additional facts or the discovery thereof. The Parties hereto expressly waive and relinquish any and all rights and benefits conferred upon them by the provisions of section 1542 of the California Civil Code, which are as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
The Parties acknowledge that the foregoing waiver of the provisions of section 1542 of the California Civil Code, and any similar or comparable law of any other state, is part of the consideration hereunder. The Parties expressly consent that the mutual general releases set forth herein shall be given full force and effect in accordance with each and all of their express terms and provisions, including those terms and provisions relating to unknown and unsuspected Claims, demands and causes of action, if any, to the same effect as those terms and provisions relating to any other Claims, demands and causes of action hereinabove specified.

Notwithstanding the foregoing, nothing contained herein is intended to release any Party to this Agreement (or any other person) from any rights and obligations that may exist with respect to the Distribution Agreement Novation between the Parties or their affiliates, or any stand-alone or single-purpose distribution or license agreement entered into between Image and CT1 or any affiliate of CT1 in connection with a particular film or title including, but not limited to, *, *, *, *, * and * (which shall shortly be executed between the Parties).
4. Status of Claims.
The Parties each represent and warrant that the claims released under Section 4 of this Agreement have not in any way been assigned, transferred, hypothecated or otherwise encumbered, and that they are the sole and absolute owners of such claims. The Parties agree to indemnify each other from any loss or damage caused by any breach of warranty set forth in this paragraph.
This Agreement and the releases contained herein are and shall remain valid, regardless of any claim or controversy which may arise with respect to or under the Distribution Agreement Novation.
5. Miscellaneous.
5.1. No Admission of Liability or Fault. The Parties hereto expressly understand and agree that this Agreement is a good faith compromise and settlement of disputed claims, and that neither Party is hereby admitting any wrongdoing or liability.
5.2. Headings and Interpretations. The titles and headings of the various paragraphs of this Agreement are intended solely for convenience of reference and are not intended to define, limit, extend, explain, modify or place any construction on any of the provisions of this Agreement. No provision in this Agreement is to be interpreted for or against any Party because that Party or its legal representative drafted such provision.
5.3. Entire Agreement/Amendments. This Agreement supersedes all prior agreements and understandings between the Parties hereto, except as provided herein. Each of the Parties hereto acknowledges to each of the other Parties that no other Party or any agent or attorney of any Party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce it to execute this Agreement, and each of the Parties hereto acknowledges that it has not executed this Agreement in reliance on any promise, representation or warranty not expressly contained herein. No person has any authority to make any representation or promise on behalf of any Party that is not set forth herein. This Agreement may be modified only by a written instrument duly executed by each of the Parties hereto.

*	This material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

5.4. Attorneys’ Fees. Each Party shall each bear its own attorneys’ fees and costs arising out of or in connection with the LASC Action, the Delaware Action, the JAMS Action and this Agreement.
5.5. Assignment. This Agreement, including without limitation the mutual releases herein, shall inure to the benefit of and be binding on the Parties and their respective successors, heirs, legal representatives and assigns.
5.6. Severability. The fact that a covenant, condition or other provision herein contained may be held to be invalid, void or illegal by a court of competent jurisdiction will not automatically render this Agreement, in its entirety, invalid, void, or illegal.
5.7. Waiver. No breach of any provision hereof can be waived except in writing by the Party against whom enforcement of the waiver is sought. Waiver of one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.
5.8. Counterparts. This Agreement may be executed in counterparts. When each Party has signed and delivered such counterpart to the other Party, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute on Agreement which shall be binding upon and effective as to all of the Parties. No counterpart shall be effective until all Parties hereto have executed and exchanged an executed counterpart hereof. A signature will be deemed binding and the Party bound upon receipt of a fax copy of the signature page.
5.9. Dispute Resolution. In the event of any dispute regarding the interpretation, performance or enforcement of this Agreement, the parties agree to submit the dispute for arbitration in Los Angeles, California in accordance with the Comprehensive Arbitration Rules and Procedures (“Rules”) of JAMS. The arbitrator shall be bound to apply California substantive law. The provisions of Section 1283.05 of the California Code of Civil Procedure authorizing the taking of depositions and obtaining discovery are incorporated herein by this reference and shall be applicable to any such arbitration; provided, however, that each party shall be entitled to take a minimum of three (3) depositions in addition to whatever other discovery the parties may agree upon or the arbitrator may order. The arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph. The parties shall equally pay and bear the costs of the arbitrator and such arbitration, and each party shall otherwise bear its own attorneys’ fees, unless the arbitrator, in his or her discretion, orders otherwise. The determination of the arbitrator shall be final and conclusive upon the parties hereto and may be enforced in any court of competent jurisdiction.
5.10. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of California applicable to contracts made and fully performed in California. THE PARTIES SHALL NOT RAISE, AND HEREBY WAIVE, ANY DEFENSES BASED UPON VENUE, INCONVENIENCE OF THE FORUM, LACK OF PERSONAL JURISDICTION, OR SUFFICIENCY OF SERVICE OR PROCESS IN ANY SUCH ACTION OR SUIT.
5.11. Joint Press Release; Public Filings. The Parties shall cooperate in the preparation and dissemination of a joint press release, if any, approved as to form both by Image and the CT1 Parties, relating to the settlement of all pending lawsuits between the parties; provided, that the Parties acknowledge that Image has public company reporting obligations which it must timely effect. The Parties intend that Image not file this Agreement as an exhibit with its public filings, but if such filing is deemed legally required by Image, Image shall file this Agreement under a request for confidential treatment, in form reasonably acceptable to the CT1 Parties.
5.12. Confidentiality. The parties agree to treat confidentially and shall refrain from disclosing the terms and conditions of this Agreement and any other information furnished hereunder except to the extent a party is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand, SEC, government regulatory requirement, audit or similar process) to disclose such terms, conditions or information, in which case the party receiving such request or demand shall promptly notify the other party so that such other party may seek an appropriate protective order and/or waive compliance with this provision.
5.13. Effective Date. This Agreement shall become effective upon execution of this Agreement by all of the Parties.

IN WITNESS WHEREOF, the Parties hereby execute this Agreement as of the date hereof.
Image Entertainment, Inc.

/s/ DAVID BORSHELL By: David Borshell
Its: President

BTP Acquisition Company LLC

/s/ DAVID BERGSTEIN By: David Bergstein
Its: Manager

CT1 Holdings LLC

/s/ DAVID BERGSTEIN By: David Bergstein
Its: Manager

Thinkfilm LLC

/s/ DAVID BERGSTEIN By: David Bergstein
Its: Manager

Capitol Film US, LLC

/s/ DAVID BERGSTEIN By: David Bergstein
Its: Manager

R2D2, LLC

/s/ DAVID BERGSTEIN

By: David Bergstein
Its: Manager

IEAC, Inc.

/s/ DAVID BERGSTEIN By: David Bergstein Its: President

/s/ DAVID BERGSTEIN David Bergstein